Company Contact:	Investor Relations Contact:
Mr. Richard F. Fitzgerald	Hayden IR
Chief Financial Officer	Brett Maas
TechPrecision Corporation	Phone: 646-536-7331
Tel: 1-610-246-2116	Email: brett@haydenir.com
Email: Fitzgeraldr@techprecision.com
www.techprecision.com

FOR IMMEDIATE RELEASE

TechPrecision Corporation Publishes Letter to Shareholders

CEO James Molinaro Provides Update on the Company’s Progress toward Profitable Growth

Westminster, MA – August 2, 2012 – TechPrecision Corporation (OTC Bulletin Board: TPCS) (“TechPrecision” or “the Company”), an industry leading manufacturer of precision, large-scale fabricated and machined metal components and systems with customers in the alternative energy, cleantech, medical, nuclear, defense, aerospace and other commercial industries, today announced that it has published a letter to shareholders.

The full text of the letter follows, and interested parties may also read the letter on TechPrecision’s website at www.techprecision.com in the investor section.

August 2, 2012

To our Shareholders:

Fiscal 2012 was a year of challenges, transition and progress toward profitable growth, as TechPrecision took major steps in transitioning our Ranor division while continuing our growth in China.

During FY2012, we:

•	Added a new Tier-1 customer for leading-edge PolySi chamber production at our Ranor division
•	Passed the NRC quality review to produce the AOS-100/50 Nuclear Isotope Casks (currently the only Type B isotope transport casks approved by the NCR in the United States)
•	Completed the expansion of the Ranor facility and installation of our new large-scale gantry mill to accommodate larger, more complex projects and expand the range of opportunities available to Ranor
•	Hired Bob Francis as President/GM to lead the transition of our Ranor division
•	Secured a $9.5 million purchase agreement for our WCMC division to produce complete sapphire vacuum chambers/furnaces
•	Achieved $4.6 million in revenue for the first nine months of production at our WCMC division

We are disappointed with the losses incurred at our Ranor division. The challenges we have faced and since overcome are associated with first-article production for certain defense, alternative energy and commercial customers. The prototype losses also resulted in our Ranor division missing its internal fiscal 2012 revenue plan by over $5 million. These first-article operational issues are being addressed under the new leadership of Bob Francis. In the first few months of Bob’s tenure, the Ranor staff has embraced the cultural and operational changes for accountability, quality, business performance, on-time shipment and continuous customer satisfaction. I have been personally contacted by several of our key customers telling me they see a tremendous positive change at Ranor and are very pleased.

As I stated in the fiscal fourth quarter and year-end earnings call, most of the prototype issues from our Ranor division are now behind us as of June 30, 2012, the end of Q1 fiscal 2013. We look forward to our Ranor division returning to growth and profitability particularly in light of significant and recent positive developments in the medical, nuclear and defense business sectors.

In addition to the operational changes at Ranor, a key strategic part of our transition is that we are increasingly offering our customers a more complete product solution. In the past, our Company would typically machine and fabricate parts or assemblies from customer-provided detailed designs. Today, we are offering the engineering services to complete the detailed design, and not only machining/fabricating the metal parts of the product but also providing electrical hardware/assemblies and testing the finished product. This new product solution approach has yielded additional business from our poly-silicon, sapphire and defense customers.

Our business development activity and new product solution strategy has yielded significant new customers and opportunities. There are several exciting new projects we are developing and anticipate announcing throughout our fiscal 2013. I am very pleased that, as of July 13th, our backlog has reached approximately $29 million, without the 50%-plus concentration from Ranor’s largest customer. This customer represented approximately $2.3 million of our July 13th backlog compared to historical backlog levels of $10 to $16 million. This demonstrates that our business development and product solutions strategy are delivering positive results to support our diversification and growth initiatives.

On the medical device front, we are very pleased that our customer, Mevion Systems, received 510k clearance from the FDA, in June, for their S250 proton beam cancer treatment system. This innovation promises to bring tremendous benefit to the entire proton beam therapy market and we look forward to significantly expanding our revenue in the medical sector. This has the potential to be transformative for TechPrecision, as our $28.9 (reported as of July 13th) million backlog includes approximately $6 million from the medical sector. By way of comparison, during fiscal 2012 we generated total revenue from the medical sector of just over $1 million.

In the nuclear sector, our customer, Alpha Omega Services, received NRC approval and our Ranor division passed the NRC quality inspection to produce the isotope transport casks. These are currently the only Type B transport casks approved for isotope transport in the United States and we look forward to increased revenues with this product offering.

In the defense and aerospace sector our confidential product offering continues to grow with multiple prime defense contractors and our current defense and aerospace backlog is over $12 million.

In fiscal year 2012, we made the proper changes at our Ranor division to complete the transition and launch our new strategy to offer a more complete product solution to our existing and potential customers.

Regarding our WCMC China division, we will begin shipment of production volumes of sapphire chamber assemblies during our fiscal Q2 2013. The demand for sapphire is growing, particularly in Asia, for LED applications and also much work is being done by multiple smart-phone manufacturers to use sapphire as a replacement to other materials such as Gorilla Glass™. Using sapphire for smart phone applications should greatly increase the demand for sapphire boules. Our current backlog of sapphire chamber orders is approximately $4.5 million as part of the previously announced $9.5 million purchase agreement.

I would like to thank each of our valuable employees and customers for their continued commitment to TechPrecision as we implement our product solution approach at Ranor and continue to meet increasing demand through WCMC in China.

I also want to thank our Board of Directors for their support this past year as well as our shareholders and others within the investment community for their patience as we operationally and strategically complete the transition of our Company to support growth and profitability in the coming quarters.

Sincerely,

//James S. Molinaro
Chief Executive Officer

About TechPrecision Corporation

TechPrecision Corporation, through its wholly owned subsidiaries, Ranor, Inc., and Wuxi Critical Mechanical Components Co., Ltd., globally manufactures large-scale, metal fabricated and machined precision components and equipment. These products are used in a variety of markets including: alternative energy (Solar and Wind), cleantech, medical, nuclear, defense, industrial, and aerospace to name a few. TechPrecision’s goal is to be an end-to-end global service provider to its customers by furnishing customized and integrated “turn-key” solutions for completed products requiring custom fabrication and machining, assembly, inspection and testing. To learn more about the Company, please visit the corporate website at http://www.techprecision.com. Information on the Company’s website or any other website does not constitute a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes,” expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to generate business from long-term contracts rather than individual purchase orders, its dependence upon a limited number of customers, its ability to successfully bid on projects, and other risks discussed in the company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.